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                                                                   Exhibit 23.3


                                [LETTERHEAD]

June 20, 2001


         I hereby consent to the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as the expert mining engineer for the registrant, Navigator Ventures, Inc.

Sincerely,

/s/ R.E. Miller
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R.E. Miller B. Eng Sci., P. Geo